                                                                    EXHIBIT 99.1


[LIBBEY LOGO]                                                 LIBBEY INC.
                                                              300 MADISON AVE
                                                              P.O. BOX 10060
                                                              TOLEDO, OH 43699


--------------------------------------------------------------------------------
N     E     W     S          R     E     L     E     A     S     E


AT THE COMPANY:                     AT FINANCIAL RELATIONS BOARD:
---------------                     -----------------------------

KENNETH BOERGER                     SUZY LYNDE
VP/TREASURER                        ANALYST INQUIRIES
(419) 325-2279                      (312) 640-6772

FOR IMMEDIATE RELEASE
THURSDAY, JULY 22, 2004

                LIBBEY INC. ANNOUNCES SECOND QUARTER DILUTED EPS
                OF 68 CENTS VERSUS 59 CENTS IN PRIOR-YEAR PERIOD

          SALES UP 5.8 PERCENT, INCOME FROM OPERATIONS UP 25.9 PERCENT

TOLEDO, OHIO, JULY 22, 2004--LIBBEY INC. (NYSE: LBY) announced that its diluted earnings per share for the second quarter ended June 30, 2004, were 68 cents on sales of $135.8 million. The Company reported increased sales, higher income from operations, and an increase of 18.4 percent in net income as compared to the prior-year period.

SECOND-QUARTER RESULTS

For the quarter-ended June 30, 2004, sales increased 5.8 percent to $135.8 million from $128.3 million in the year-ago quarter. The increase in sales was attributable to growth in sales to customers in the foodservice, retail and export channels of distribution. Shipments to foodservice customers of Libbey glassware, Syracuse China dinnerware, World Tableware products, and Traex products were all higher than the year-ago period. Sales to retail customers increased over 8 percent, as compared to the year-ago quarter.

The Company recorded income from operations of $16.1 million during the quarter. This compares with income from operations of $12.8 million in the year-ago quarter. Factors contributing to the 25.9 percent increase were higher sales to customers, improved capacity utilization and efficiencies in the manufacturing operations.



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Libbey Inc.
Add 2


Pretax equity earnings from Vitrocrisa, the Company's joint venture in Mexico, were $1.5 million as compared with pretax earnings of $2.0 million in the second quarter of 2003, as the result of flat sales and higher natural gas costs. Interest expense decreased $0.1 million compared with the year-ago period. The effective tax rate increased to 32.9 percent for the quarter from 30.7 percent in the year-ago period as the result of lower federal and state income tax credits. Net income was $9.4 million, or $0.68 per diluted share. This was a
15.3 percent increase compared with diluted earnings per share of $0.59 in the second quarter of 2003.

SIX-MONTH RESULTS

For the six months ended June 30, 2004, sales increased 7.8 percent to $258.9 million from $240.2 million in the year-ago period. The increase in sales was attributable to increased sales to foodservice, retail, industrial and export customers. Sales to foodservice customers of Libbey glass products, Syracuse China dinnerware products, Traex plastic products and World Tableware products were all higher by at least 8 percent when compared with the first six months of 2003.

Income from operations was up 20.7 percent to $22.2 million compared with $18.4 million in the year-ago period. In addition to the higher sales, other factors that contributed to the higher income from operations included increased capacity utilization and improved manufacturing efficiencies.

Equity earnings from Vitrocrisa were $0.1 million on a pretax basis as compared to $1.8 million pretax in the year-ago period, as the result of higher natural gas costs and increased repair expenses. Interest expense increased $0.9 million as the result of higher average debt during the first half of 2004. The effective tax rate increased to 33.0 percent during the first six months of 2004 from 31.2 percent in 2003 as the result of lower federal and state income tax credits. Net income was $9.9 million, or $0.73 per diluted share, compared with $9.9 million, or $0.71 per diluted share, in the year-ago period.

OUTLOOK FOR 2004

John F. Meier, chairman and chief executive officer, commenting on the quarter and the Company's outlook for 2004 said, "We are pleased that we were able to deliver solid increases in sales and earnings during the second quarter. The continued increase in sales to our customers is encouraging." He added, "We are reviewing our expectations for the balance of 2004 and will provide guidance around the middle of August for the third and fourth quarters."

WEBCAST INFORMATION

Libbey will hold a conference call for investors on Thursday, July 22, 2004, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet on both www.libbey.com and http://phx.corporate-ir.net/phoenix.zhtml?c=64169&p=irol-eventDetails. To listen to the call, please go to the website at least 10 minutes early to

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Libbey Inc.
Add 3

register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

The above information includes "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements only reflect the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," "believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements.

Important factors potentially affecting performance include but are not limited to: increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico, including the impact of lower duties for imported products; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico and Western Europe, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, corrugated packaging, and other purchased materials; higher interest rates that increase the Company's borrowing costs; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of the Company's joint venture in Mexico, Vitrocrisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; whether the Company completes any significant acquisition, and whether such acquisitions can operate profitably.

Libbey Inc.:
- is a leading producer of glass tableware in North America;
- is a leading producer of tabletop products for the foodservice industry;
- exports to more than 75 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the Company operates glass tableware manufacturing plants in the United States in California, Louisiana, and Ohio and in the Netherlands. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Its Syracuse China subsidiary designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. Its Traex subsidiary,


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Libbey Inc.
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located in Wisconsin, designs, manufactures and distributes an extensive line of plastic items for the foodservice industry. In 2003, Libbey Inc.'s net sales totaled $513.6 million.




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
                                   LIBBEY INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in thousands, except per-share amounts)
                                   (unaudited)

                                                      THREE MONTHS ENDED

                                                                                    Percent
                                                 June 30, 2004   June 30, 2003       Change
                                                 -------------   -------------       ------
Net sales                                            $ 135,752       $ 128,254         5.8%
Freight billed to customers                                564             529
Royalties and net technical assistance                     712             640
                                                     ---------       ---------
      Total revenues                                   137,028         129,423         5.9%

Cost of sales                                          103,394          99,085
                                                     ---------       ---------
      Gross profit(1)                                   32,922          29,698        10.9%
Selling, general and administrative expenses            17,486          17,514
                                                     ---------       ---------
      Income from operations(2)                         16,148          12,824        25.9%
Equity earnings -- pretax                                1,456           1,997
Other (expense) income                                    (124)            210
                                                     ---------       ---------

      Earnings before interest and income taxes         17,480          15,031        16.3%

Interest expense -- net                                  3,516           3,611
                                                     ---------       ---------

      Income before income taxes                        13,964          11,420        22.3%

Provision for income taxes                               4,599           3,510
                                                     ---------       ---------

      Net income                                     $   9,365       $   7,910        18.4%
                                                     =========       =========

Net income per share:
      Basic                                          $    0.68       $    0.59
                                                     =========       =========
      Diluted                                        $    0.68       $    0.59        15.3%
                                                     =========       =========

Weighted average shares:
      Outstanding                                       13,678          13,307
                                                     =========       =========
      Diluted                                           13,699          13,318
                                                     =========       =========


                                                       SIX MONTHS ENDED
                                                                                    Percent
                                                 June 30, 2004   June 30, 2003       Change
                                                 -------------   -------------       ------
Net sales                                            $ 258,875       $ 240,157         7.8%
Freight billed to customers                              1,055             963
Royalties and net technical assistance                   1,404           1,390
                                                     ---------       ---------
      Total revenues                                   261,334         242,510         7.8%

Cost of sales                                          204,692         189,864
                                                     ---------       ---------
      Gross profit(1)                                   55,238          51,256         7.8%
Selling, general and administrative expenses            34,479          34,280
                                                     ---------       ---------
      Income from operations(2)                         22,163          18,366        20.7%
Equity earnings -- pretax                                   67           1,847
Other (expense) income                                    (317)            336
                                                     ---------       ---------

      Earnings before interest and income taxes         21,913          20,549         6.6%

Interest expense -- net                                  7,092           6,152
                                                     ---------       ---------

      Income before income taxes                        14,821          14,397         2.9%

Provision for income taxes                               4,891           4,486
                                                     ---------       ---------

      Net income                                     $   9,930       $   9,911         0.2%
                                                     =========       =========

Net income per share:
      Basic                                          $    0.73       $    0.71
                                                     =========       =========
      Diluted                                        $    0.73       $    0.71         2.8%
                                                     =========       =========

Weighted average shares:
      Outstanding                                       13,653          13,883
                                                     =========       =========
      Diluted                                           13,682          13,899
                                                     =========       =========

(1) Gross profit is net sales plus freight billed to customers less cost of sales.

(2) Gross profit plus Royalties and net technical assistance income less Selling, general and administrative expenses


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                                   LIBBEY INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                 June 30, 2004    December 31, 2003   June 30, 2003
                                                 -------------    -----------------   -------------
                                                  (unaudited)                          (unaudited)
ASSETS

Cash                                                $  2,355          $  2,750          $  5,862
Accounts receivable                                   63,380            57,122            56,535
Inventories                                          134,297           125,696           123,520
Other current assets                                  10,947            10,610            12,993
                                                    --------          --------          --------
      Total current assets                           210,979           196,178           198,910

Investments                                           87,754            87,574            84,596

Other assets                                          40,682            40,745            39,754

Goodwill                                              52,917            53,133            61,228

Net property, plant and equipment                    174,183           173,486           163,348
                                                    --------          --------          --------

Total assets                                        $566,515          $551,116          $547,836
                                                    ========          ========          ========


LIABILITIES AND SHAREHOLDERS' EQUITY


Notes payable                                       $ 14,142          $    611          $  4,808
Accounts payable                                      35,625            40,280            32,474
Accrued liabilities                                   32,488            33,555            45,252
Other current liabilities                             17,125            14,281            16,952
Long-term debt due within one year                       115               115               115
                                                    --------          --------          --------
      Total current liabilities                       99,495            88,842            99,601

Long-term debt                                       223,685           230,207           231,052

Deferred taxes and other liabilities                  27,678            27,873            23,903

Pension liability                                     17,501            17,092            29,910

Nonpension postretirement benefits                    46,986            47,245            47,633
                                                    --------          --------          --------
      Total liabilities                              415,345           411,259           432,099

Total shareholders' equity                           151,170           139,857           115,737
                                                    --------          --------          --------

Total liabilities and shareholders' equity          $566,515          $551,116          $547,836
                                                    ========          ========          ========


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



                                   LIBBEY INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (Dollars in thousands)
                                   (unaudited)

                                                                  THREE MONTHS ENDED

                                                            June 30, 2004    June 30, 2003
                                                            -------------    -------------

OPERATING ACTIVITIES
      Net income                                                 $  9,365         $  7,910
      Adjustments to reconcile net income to net
         cash provided by (used in) operating activities:
            Depreciation and amortization                           7,631            6,825
            Net equity earnings                                    (1,058)          (1,471)
            Change in accounts receivable                          (7,105)          (3,122)
            Change in inventories                                  (5,432)          (7,019)
            Change in accounts payable                                783            3,146
            Other operating activities                              6,294            9,487
                                                                 --------         --------
               Net cash provided by operating activities           10,478           15,756

INVESTING ACTIVITIES
      Additions to property, plant and equipment                   (8,859)          (6,379)
      Dividends received from equity investments                      -              4,900
      Other                                                           -                897
                                                                 --------         --------
         Net cash used in investing activities                     (8,859)            (582)

FINANCING ACTIVITIES
      Net bank credit facility activity                            (5,000)         (20,000)
      Payment of financing fees                                      (838)             -
      Other net borrowings                                          6,602            2,453
      Stock options exercised                                          88            4,765
      Treasury shares purchased                                       -               (640)
      Dividends                                                    (1,366)          (1,325)
                                                                 --------         --------
         Net cash provided by financing activities                   (514)         (14,747)

Effect of exchange rate fluctuations on cash                          -                (24)
                                                                 --------         --------

(Decrease) increase in cash                                         1,105              403

Cash at beginning of period                                         1,250            5,459
                                                                 --------         --------

Cash at end of period                                            $  2,355         $  5,862
                                                                 ========         ========


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
                                   LIBBEY INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (Dollars in thousands)
                                   (unaudited)


                                                                    SIX MONTHS ENDED

                                                             June 30, 2004     June 30, 2003
                                                             -------------     -------------

OPERATING ACTIVITIES
      Net income                                                 $   9,930         $   9,911
      Adjustments to reconcile net income to net
         cash provided by (used in) operating activities:
            Depreciation and amortization                           15,443            13,732
            Net equity earnings                                       (127)           (1,479)
            Change in accounts receivable                           (6,258)           (6,591)
            Change in inventories                                   (8,601)          (13,886)
            Change in accounts payable                              (4,655)              841
            Other operating activities                               5,400             4,206
                                                                 ---------         ---------
               Net cash provided by operating activities            11,132             6,734

INVESTING ACTIVITIES
      Additions to property, plant and equipment                   (17,026)          (11,093)
      Dividends received from equity investments                       -               4,900
      Other                                                            -                 897
                                                                 ---------         ---------
         Net cash used in investing activities                     (17,026)           (5,296)

FINANCING ACTIVITIES
      Net bank credit facility activity                             (5,000)          (61,872)
      Senior notes                                                     -             100,000
      Payment of financing fees                                       (838)             (663)
      Other net borrowings                                          13,738             2,088
      Stock options exercised                                          328             4,841
      Treasury shares purchased                                        -             (38,888)
      Dividends                                                     (2,728)           (2,788)
                                                                 ---------         ---------
         Net cash provided by financing activities                   5,500             2,718

Effect of exchange rate fluctuations on cash                            (1)               23
                                                                 ---------         ---------

(Decrease) increase in cash                                           (395)            4,179

Cash at beginning of year                                            2,750             1,683
                                                                 ---------         ---------

Cash at end of period                                            $   2,355         $   5,862
                                                                 =========         =========


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
                                   LIBBEY INC.
            CONDENSED CONSOLIDATED JOINT VENTURE STATEMENTS OF INCOME
                             (Dollars in thousands)
                                   (unaudited)


                                                       THREE MONTHS ENDED

                                                 June 30, 2004    June 30, 2003
                                                 -------------    -------------
Net sales                                           $ 48,490         $ 48,260
Cost of sales                                         39,270           35,930
                                                    --------         --------
     Gross profit                                      9,220           12,330
Selling, general and administrative expenses           5,650            5,963
                                                    --------         --------
     Income from operations                            3,570            6,367
Translation gain (loss)                                  507             (727)
Other income (expense)                                   (22)            (216)
                                                    --------         --------
     Earnings before interest and taxes                4,055            5,424
Interest expense                                       1,083            1,349
                                                    --------         --------
     Income before income taxes                        2,972            4,075
Income taxes                                             813            1,075
                                                    --------         --------
     Net income                                     $  2,159         $  3,000
                                                    ========         ========

                                                        SIX MONTHS ENDED

                                                 June 30, 2004    June 30, 2003
                                                 -------------    -------------
Net sales                                           $ 90,968         $ 86,547
Cost of sales                                         77,588           68,929
                                                    --------         --------
     Gross profit                                     13,380           17,618
Selling, general and administrative expenses          11,016           10,819
                                                    --------         --------
     Income from operations                            2,364            6,799
Translation gain (loss)                                  327              (80)
Other income (expense)                                  (123)            (208)
                                                    --------         --------
     Earnings before interest and taxes                2,568            6,511
Interest expense                                       2,430            2,743
                                                    --------         --------
     Income before income taxes                          138            3,768
Income taxes                                            (120)             751
                                                    --------         --------
     Net income                                     $    258         $  3,017
                                                    ========         ========



The Company is a 49% equity owner in Vitrocrisa Holding, S. de R.L. de C.V. and related Mexican companies (Vitrocrisa), which manufacture, market and sell glass tableware (beverageware, plates, bowls, serveware and accessories) and industrial glassware (coffee pots, blender jars, meter covers, glass covers for cooking ware and lighting fixtures sold to original equipment manufacturers) and a 49% equity owner in Crisa Industrial, L.L.C., a domestic distributor of industrial glassware for Vitrocrisa in the U.S. and Canada. Summarized combined statements of income for the Company's investments, accounted for by the equity method under U.S. GAAP, is shown above.



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